Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. One to the Registration Statement on Form S-3 of our report dated March 3, 2004, relating to the combined financial statements of Horizon Bay Senior Communities Twenty Communities, which appears in CNL Retirement Properties, Inc.'s Current Report on Form 8-K/A dated February 6, 2004 and filed April 21, 2004.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida

January 31, 2006